Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286383

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 8, 2025

Preliminary Prospectus Supplement

(To Prospectus Dated April 4, 2025)

$

DTE Energy Company

2025 Series H % Junior Subordinated Debentures due 2085

We are offering $    of our 2025 Series H % Junior Subordinated Debentures due 2085 (“junior subordinated debentures”). We will pay interest on the junior subordinated debentures quarterly on January 1, April 1, July 1, and October 1 of each year, beginning on January 1, 2026 at the rate of    % per year.

So long as no event of default has occurred and is continuing, we may defer interest payments on one or more occasions for up to 40 consecutive quarterly periods, as described in this prospectus supplement. Any deferred interest payments will bear additional interest at the rate of    % per year, to the extent legally permitted. The junior subordinated debentures will mature on October 1, 2085.

The junior subordinated debentures will be issued in denominations of $25 and integral multiples thereof.

We may redeem the junior subordinated debentures at our option, at the times and at the redemption prices described in this prospectus supplement. The junior subordinated debentures will be unsecured and will rank subordinate and junior in right of payment to all of our current and future senior indebtedness. The junior subordinated debentures will rank equal to any other junior subordinated debentures that we have issued or may issue.

We will apply for the listing of the junior subordinated debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated debentures are first issued.

Investment in the junior subordinated debentures involves risks. You should read carefully this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” that begins on page S-8 of this prospectus supplement, which describes some of these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Us Before Expenses
Per Junior Subordinated Debenture	$	$	$
Total	$	$	$

Interest on the junior subordinated debentures will accrue from September , 2025. Purchasers of junior subordinated debentures must pay accrued interest if settlement occurs after that date.

We have granted the underwriters an option to purchase up to an additional $    aggregate principal amount of junior subordinated debentures to cover overallotments for 30 days following the date of this prospectus supplement. Should the underwriters exercise this option in full, upon the exercise of the option the total initial public offering price, underwriting discount and proceeds to DTE Energy Company, before expenses will be $    , $    and $    , respectively.

Delivery of the junior subordinated debentures will be made in book-entry form only through The Depository Trust Company on or about September , 2025.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

Co-Managers

Comerica Securities	Huntington Capital Markets

The date of this prospectus supplement is September , 2025.

This prospectus supplement and the accompanying prospectus and any free writing prospectus that we file with the Securities and Exchange Commission (“SEC”) contain and incorporate by reference information you should consider when making your investment decision. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these junior subordinated debentures in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate only as of its date. DTE Energy’s business, financial condition, results of operations and prospects may have changed since such date. To the extent that the information in the prospectus supplement differs from the information in the prospectus, you should rely on the information in the prospectus supplement.

References in this prospectus supplement to “DTE Energy,” “we,” “us,” or “our” refer to DTE Energy Company and its consolidated subsidiaries.

Prospectus Supplement

Prospectus

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at http://www.dteenergy.com, that contains information about us. The information on such website is not incorporated by reference into this prospectus supplement and you should not consider it part of this prospectus supplement.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The following information is incorporated by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025; and

•	Current Reports on Form 8-K filed on February 7, 2025, February 14, 2025, May 14, 2025, June 23, 2025, and September 5, 2025.

Additionally, any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” on or after the date of this prospectus supplement and before the completion of this offering will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update, where applicable, and supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Each of these documents is available from the SEC’s website described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Energy Investor Relations at:

DTE Energy Company

Attention: Investor Relations, 1150 WCB

One Energy Plaza

Detroit, Michigan 48226-1221

(313) 235-8030

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of any document incorporated by reference.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Our actual results may differ from those expected due to a number of variables as described in our public reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important information about DTE Energy Company and this offering. It does not contain all the information that is important to you in connection with your decision to invest in the junior subordinated debentures. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety as well as the information we incorporate by reference before making an investment decision.

DTE Energy Company

In 1995, DTE Energy incorporated in the State of Michigan. DTE Energy is engaged in utility operations through its wholly owned subsidiaries, DTE Electric Company (“DTE Electric”) and DTE Gas Company (“DTE Gas”). DTE Energy also has non-utility operations that are engaged in a variety of energy-related businesses.

DTE Electric is a Michigan corporation organized in 1903 and is an indirect wholly-owned subsidiary of DTE Energy. DTE Electric is a public utility engaged in the generation, purchase, distribution, and sale of electricity to approximately 2.3 million customers in southeastern Michigan.

DTE Gas is a Michigan corporation organized in 1898 and is an indirect wholly-owned subsidiary of DTE Energy. DTE Gas is a public utility engaged in the purchase, storage, transportation, distribution and sale of natural gas to approximately 1.3 million customers throughout Michigan and the sale of storage and transportation capacity.

DTE Energy’s other businesses include 1) DTE Vantage, which is primarily involved in renewable natural gas projects and providing custom energy solutions to industrial, commercial, and institutional customers, and 2) energy marketing and trading operations.

The mailing address of DTE Energy’s principal executive offices is One Energy Plaza, Detroit, Michigan, 48226-1221, and its telephone number is (313) 235-4000.

The Offering

For a more complete description of the terms of the junior subordinated debentures, see “Description of Junior Subordinated Debentures.”

The Issuer	DTE Energy Company.

Offered Securities	$ aggregate principal amount of our 2025 Series H % Junior Subordinated Debentures due 2085 (exclusive of any junior subordinated debentures sold pursuant to the overallotment option).

Maturity	The junior subordinated debentures will mature on October 1, 2085.

Interest Payment Dates	Interest on the junior subordinated debentures at the rate of % per year will be payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, beginning on January 1, 2026, unless deferred as described below.

Interest Deferral	We may, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for up to 40 consecutive quarterly periods, unless an event of default under the junior subordinated debentures has occurred and is continuing. In other words, we may declare at our discretion up to a ten year interest payment moratorium on the junior subordinated debentures and may choose to do that on more than one occasion. We may also elect to shorten the length of any deferral period. Interest payments cannot be deferred, however, beyond the maturity date of the junior subordinated debentures, nor can we begin a new interest deferral period until we have paid all accrued interest on the junior subordinated debentures from the previous deferral period. Any deferred interest on the junior subordinated debentures will accrue additional interest at an annual rate of %, compounded quarterly, to the extent permitted by law.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for United States federal income tax purposes. This means you would be required to include in your gross income for United States federal income tax purposes the deferred interest payments on your junior subordinated debentures (including interest thereon) before you receive cash interest payments, regardless of your regular method of accounting for United States federal income tax purposes. For more information about United States federal income tax consequences you may have if payments of interest are deferred, see “Material U.S. Federal Income Tax Considerations—U.S. Holders—Exercise of deferral option” below. We have no current intention of exercising our right to defer interest payments on the junior subordinated debentures.

Certain Restrictions during an Optional Deferral Period	During any period in which we defer interest payments on the junior subordinated debentures, neither we nor our majority-owned subsidiaries will do any of the following, with certain limited exceptions:

•	declare or pay any dividends or distributions on DTE Energy Company capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to any DTE Energy Company capital stock;

•

make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any DTE Energy Company indebtedness that ranks equally with or junior to the junior subordinated debentures; or

•

make any guarantee payments with respect to any DTE Energy Company guarantee of indebtedness of our subsidiaries or any other party that is equal in right of payment with, or junior to, the junior subordinated debentures.

Redemption	We may redeem the junior subordinated debentures at our option, in whole or in part, at any time on or after October 1, 2030 at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of Junior Subordinated Debentures—Redemption.”

In addition, we may redeem the junior subordinated debentures in whole, but not in part, before October 1, 2030 if certain changes in tax laws, regulations or interpretations occur at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of Junior Subordinated Debentures—Redemption—Redemption following a Tax Event.”

We may also redeem the junior subordinated debentures at our option, in whole but not in part, before October 1, 2030 if a rating agency makes certain changes in the equity credit criteria for securities such as the junior subordinated debentures. In this event, the redemption price will be equal to 102% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of Junior Subordinated Debentures—Redemption—Redemption following a Rating Agency Event.”

Ranking

The junior subordinated debentures will be unsecured and will rank subordinate and junior in right of payment to all of our current and future senior indebtedness. The junior subordinated debentures will rank equal to any other junior subordinated debentures that we have issued and other pari passu junior subordinated debentures we may issue from time to time. The junior subordinated debentures are our obligations exclusively, and are not the obligations of any of our subsidiaries. Because we are a holding company, our obligations on the junior subordinated debentures will be effectively subordinated to existing and future liabilities of our subsidiaries. See “Description of Junior Subordinated Debentures—Subordination” herein, and “Description of Debt Securities—Ranking” in the accompanying prospectus.

Listing	We will apply for the listing of the junior subordinated debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated debentures are first issued.

Trading	The junior subordinated debentures are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the junior subordinated debentures that is not included in the trading price.

Use of Proceeds	Total net proceeds from the sale of the junior subordinated debentures, after deducting our expenses and the underwriting discount, are expected to be approximately $ million. If the underwriters exercise in full their option to purchase additional junior subordinated debentures, the net proceeds of this offering will be approximately $ million. We intend to use the net proceeds from the sale of the junior subordinated debentures for the repayment of short-term borrowings, which have an average annualized interest rate of approximately 4.55% and maturities under 30 days, and for general corporate purposes.

Conflict of Interest	Certain of the underwriters or their affiliates may hold a portion of the indebtedness that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the junior subordinated debentures in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Underwriting—Conflict of Interest” herein.

Risk Factors	Your investment in the junior subordinated debentures will involve risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information in this prospectus supplement and the accompanying prospectus, including “Cautionary Statements Regarding Forward-Looking Statements,” on page S-3 of this prospectus supplement, before deciding whether an investment in the junior subordinated debentures is suitable for you.

RISK FACTORS

An investment in the junior subordinated debentures involves risks. In considering whether to invest in the junior subordinated debentures, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, which are incorporated by reference in this prospectus supplement, as well as the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement.

Risk Factors Relating to the Junior Subordinated Debentures

Payments on the junior subordinated debentures may be deferred. This right may have adverse tax and market consequences. As long as the junior subordinated debentures are not in default, we have the right on one or more occasions to defer paying interest on the junior subordinated debentures for up to 40 consecutive quarters. Although interest will accrue on deferred interest payments, we believe it is likely that the market value of junior subordinated debentures will decline whenever payments are deferred. In the event of these deferrals, under applicable United States federal income tax laws, you will be required to accrue interest income in respect of the junior subordinated debentures using a constant yield method, regardless of your regular method of tax accounting, before you receive any cash payment attributable to such income. Also, if you sell your junior subordinated debentures prior to the record date for the interest payment date after the deferral period, you will never receive the cash from us related to the deferred amounts you reported for United States federal income tax purposes. In addition, it is possible that any sale price received during a deferral period will not fully reflect accrued but unpaid interest. Furthermore, as a result of our ability to defer payments, the market price of the junior subordinated debentures may be more volatile than other securities that do not have a deferral option. The covenants which we have entered into in connection with this offering generally prohibit us from paying distributions to the holders of our common stock or to holders of any other equity interests or making payments to holders of our junior or pari passu obligations while payments on the junior subordinated debentures are deferred, and we have no present intention to defer any payments on the junior subordinated debentures. Nonetheless, deferrals may occur during the term of the junior subordinated debentures, and, if they do, they may have the adverse tax and market price consequences described in this paragraph.

Our obligations under the junior subordinated debentures are subordinated to our current and future senior indebtedness. Our obligations under the junior subordinated debentures will be unsecured and subordinated. This means that we cannot make payments on the junior subordinated debentures if we are in default on any of our senior indebtedness. In the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay our senior obligations in full before any payments may be made to holders of the junior subordinated debentures.

In addition, because we are a holding company and our assets consist primarily of investments in our subsidiaries, payments due under the junior subordinated debentures are also effectively subordinated to all liabilities and preferred stock if any, of our subsidiaries. Our ability to service indebtedness, including the junior subordinated debentures, depends on the earnings of our subsidiaries and the distribution or other payment to us from subsidiaries of earnings in the form of dividends, loans or advances, and repayment of loans and advances from us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the junior subordinated debentures or to make payments to us in order for us to pay our obligations under the junior subordinated debentures.

On June 30, 2025, we and our subsidiaries had consolidated long-term indebtedness of approximately $22.7 billion in aggregate principal amount, substantially all of which (except for our other junior subordinated debentures) would be effectively senior to our junior subordinated debentures. There is no limitation on the ability of us or our subsidiaries to incur additional indebtedness or other liabilities to which the junior subordinated debentures will be effectively subordinated.

The junior subordinated debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate. We may redeem the junior subordinated debentures at our option, in whole or in part, on or after October 1, 2030 at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest. In addition, we may redeem the junior subordinated debentures in whole, but not in part, before October 1, 2030 if certain changes in tax laws, regulations or interpretations occur at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest. We may also redeem the junior subordinated debentures at our option, in whole but not in part, before October 1, 2030 if a rating agency makes certain changes in the equity credit criteria for securities such as the junior subordinated debentures. In this event, the redemption price will be 102% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest. You may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the junior subordinated debentures.

Holders of the junior subordinated debentures will have limited rights of acceleration. The trustee and holders of the junior subordinated debentures may accelerate payment of the principal on the junior subordinated debentures only upon the occurrence and continuation of certain events of default, subject to the conditions in the indenture. Events of default under the indenture with respect to the junior subordinated debentures only relate to failure to pay interest within 30 days after it is due (except for permitted deferrals of interest payments), failure to pay principal on the junior subordinated debentures when due, certain events of bankruptcy, insolvency or similar creditor reorganization, or court appointment of a receiver, liquidator or trustee for DTE Energy or for all or substantially all of its property. The trustee and holders of the junior subordinated debentures will not have the right to accelerate payment of the principal on the junior subordinated debentures upon the breach of other covenants in the indenture. See “Description of Junior Subordinated Debentures—Events of Default under the Indenture” in this prospectus supplement.

Absence of public market for the junior subordinated debentures. We will apply for the listing of the junior subordinated debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated debentures are first issued. The listing of the junior subordinated debentures will not necessarily ensure that an active trading market will be available for the junior subordinated debentures or that you will be able to sell your junior subordinated debentures at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the junior subordinated debentures will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the junior subordinated debentures may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

USE OF PROCEEDS

Net proceeds from the sale of the junior subordinated debentures, after deducting our expenses and the underwriting discount, are expected to be approximately $  million. If the underwriters exercise in full their option to purchase additional junior subordinated debentures, the net proceeds of this offering will be approximately $  million. We intend to use the net proceeds from the sale of the junior subordinated debentures for the repayment of short-term borrowings, which have an average annualized interest rate of approximately 4.55% and maturities under 30 days, and for general corporate purposes.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The following summary sets forth the specific terms and provisions of the junior subordinated debentures. The following description of the specific terms of the junior subordinated debentures supplements, and, to the extent inconsistent, replaces, the description of the general terms and provisions of the debt securities and the indenture governing the junior subordinated debentures set forth in the accompanying prospectus under “Description of Debt Securities.” The following summary is qualified in its entirety by reference to the terms and provisions of the junior subordinated debentures and the indenture, which are incorporated in this prospectus supplement and the accompanying prospectus by reference. Capitalized terms not otherwise defined in this section, or in the accompanying prospectus, have the meanings given to them in the junior subordinated debentures and in the indenture.

General

The junior subordinated debentures will mature on October 1, 2085, and they are our unsecured obligations and will be subordinate in right of payment to our Senior Indebtedness (as described below in this section under “Subordination”).

We will apply for the listing of the junior subordinated debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated debentures are first issued. The junior subordinated debentures are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the junior subordinated debentures that is not included in the trading price.

The indenture does not limit the amount of indebtedness that we may issue. As of June 30, 2025, approximately $6.7 billion aggregate principal amount of senior debt securities, excluding current maturities, and $910 million of junior subordinated debentures were issued and outstanding under the indenture. On June 30, 2025, we and our subsidiaries had consolidated long-term indebtedness of approximately $22.7 billion in aggregate principal amount, substantially all of which (except for our other junior subordinated debentures) would be effectively senior to the junior subordinated debentures.

The authorized denominations for the junior subordinated debentures will be $25 and integral multiples thereof.

Interest and Principal

The junior subordinated debentures will bear interest at the rate set forth on the cover page of this prospectus supplement from September , 2025, or the most recent interest payment date to which interest has been paid or duly provided for. We will pay interest in arrears quarterly on January 1, April 1, July 1, and October 1 of each year, beginning on January 1, 2026, subject to deferral as described below under “Deferral of Payment Periods.” Interest will be paid to the person in whose name the applicable junior subordinated debenture is registered at the close of business on the date (whether or not such day is a business day) fifteen calendar days immediately preceding the applicable interest payment date. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a quarter, on the basis of the actual number of days elapsed per 30-day month. The junior subordinated debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, on October 1, 2085.

“Business day” means any day other than a Saturday or Sunday or a day on which commercial banks in the state of New York are required or authorized by law or executive order to be closed. In the event that any interest payment date, redemption date or maturity date is not a business day, then the required payment of principal and interest will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). If, however, that business day is in the next calendar year, payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

Redemption

We may redeem the junior subordinated debentures at our option, in whole or in part, at any time and from time to time, on or after October 1, 2030 at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

In addition, we may redeem the junior subordinated debentures before October 1, 2030 in whole, but not in part, within 90 days following the occurrence and continuance of a Tax Event (defined below). In such case, the redemption price will be 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

We may also redeem the junior subordinated debentures at our option, in whole but not in part, before October 1, 2030 at any time within 90 days after the conclusion of any review or appeal process instituted by us following the occurrence and continuance of a Rating Agency Event (defined below). In this event, the redemption price will be 102% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at such holder’s registered address. Unless DTE Energy defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the junior subordinated debentures called for redemption. If the junior subordinated debentures are only partially redeemed, the junior subordinated debentures will be redeemed by lot; provided that if, at the time of redemption, the junior subordinated debentures are registered as a global certificate held by a depositary, the depositary shall determine, in accordance with its procedures, the principal amount of such junior subordinated debentures held by each depositary participant to be redeemed.

The junior subordinated debentures will not be entitled to the benefit of a sinking fund or be subject to redemption at the option of the holder.

Redemption following a Tax Event

We will have the right to redeem all, but not fewer than all, of the junior subordinated debentures before October 1, 2030 at any time within 90 days following the occurrence and continuation of a Tax Event at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. A Tax Event means that DTE Energy has received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

•	any amendment to, change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation,

•	any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, or

•

any official administrative interpretation or official administrative pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the junior subordinated debentures are issued which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable on the junior subordinated debentures is not or within 90 days of the date of the opinion would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Our right to redeem the junior subordinated debentures due to a Tax Event is subject to the condition that, if we have the opportunity to eliminate, within the 90-day period, the Tax Event by taking some ministerial action that will have no adverse effect on us or the holders of the junior subordinated debentures and will involve no material cost, we will pursue such measures in lieu of redemption. We cannot redeem the junior subordinated debentures while we are pursuing any such ministerial action.

Redemption following a Rating Agency Event

We will have the right to redeem the junior subordinated debentures, in whole but not in part, before October 1, 2030 at any time within 90 days after the conclusion of any review or appeal process instituted by us following the occurrence and continuation of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Rating Agency Event” means a change in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (sometimes referred to in this prospectus supplement as a “rating agency”) that currently publishes a rating for us in assigning equity credit to securities such as the junior subordinated debentures, as such methodology is in effect on the date of issuance of this prospectus supplement (the “current criteria”), which change results in a lower equity credit being assigned by such rating agency to the junior subordinated debentures as of the date of such change than the equity credit that would have been assigned to the junior subordinated debentures as of the date of such change by such rating agency pursuant to its current criteria.

Deferral of Payment Periods

So long as there is no event of default under the indenture with respect to the junior subordinated debentures, we may defer interest payments on the junior subordinated debentures for a period of up to 40 consecutive quarters; except that no such deferral period may extend beyond the maturity of the junior subordinated debentures. During this period, the interest on the junior subordinated debentures will still accrue at an annual rate of    %. In addition, interest on the deferred interest will accrue at an annual rate of  %, compounded quarterly, to the extent permitted by law.

Before the end of any deferral period that is shorter than 40 consecutive quarters, we may further defer the period, so long as the entire deferral period does not exceed 40 consecutive quarters or extend beyond the maturity or redemption date, if earlier, of the junior subordinated debentures. We may also elect to shorten the length of any deferral period. At the end of any deferral period, if all amounts then due on the junior subordinated debentures, including interest on unpaid interest, have been paid, we may elect to begin a new deferral period.

If we defer payment on the junior subordinated debentures, neither we nor our majority-owned subsidiaries may:

•	declare or pay any dividend or distribution on DTE Energy Company capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to, any DTE Energy Company capital stock (which includes common stock and preferred stock);

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any DTE Energy Company indebtedness that is equal in right of payment with, or junior to, the junior subordinated debentures; or

•

make any guarantee payments with respect to any DTE Energy Company guarantee of indebtedness of our subsidiaries or any other party that is equal in right of payment with, or junior to, the junior subordinated debentures.

However, during an interest deferral period, we may (a) pay dividends or distributions payable solely in shares of common stock or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare any dividend in connection with the implementation of a plan providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable and (3) are also issued in respect of future issuances of common stock, in each case until the occurrence of a specified event or events (a “Rights Plan”), (c) issue any of our shares of capital stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock, (e) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchase common stock related to the issuance of common stock or rights under our dividend reinvestment plan or any of our benefit plans for our directors, officers, employees, consultants or advisors, and (g) settle conversion of any convertible notes that rank equally with the junior subordinated debentures.

We will give the holders of the junior subordinated debentures and the trustee notice of our election or any shortening or extension of the deferral period at least ten business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange or any applicable self-regulatory organization or to holders of the junior subordinated debentures of the record or payment date of the related interest payment.

Subordination

The junior subordinated debentures are our unsecured obligations and will be subordinate and junior in right of payment, to the extent set forth in the indenture, to all our Senior Indebtedness as defined in the accompanying prospectus under “Description of Debt Securities—Subordinated Debt Securities.” If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise,

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness, or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first event above, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third events above, of all amounts due on that Senior Indebtedness, or we must make provision for those payments, before the holders of any junior subordinated debentures have the right to receive any payments of principal or interest on their junior subordinated debentures.

If the trustee or any holder of junior subordinated debentures receives any payment or distribution on account of the junior subordinated debentures before all of our Senior Indebtedness is paid in full, then that payment or distribution will be paid over, or delivered and transferred to, the holders of our Senior Indebtedness at the time outstanding.

The rights of the holders of the junior subordinated debentures will be subrogated to the rights of the holders of our Senior Indebtedness to the extent of any payment we made to the holders of our Senior Indebtedness that otherwise would have been made to the holders of the junior subordinated debentures but for the subordination provisions.

The junior subordinated debentures will rank equally with our 2017 Series E junior subordinated debentures due 2077, our 2020 Series G junior subordinated debentures due 2080, our 2021 Series E junior subordinated debentures due 2081, and any other pari passu junior subordinated debentures we may issue from time to time. The junior subordinated debentures will be effectively junior to all obligations of our subsidiaries. Our obligations under the junior subordinated debentures are not guaranteed by our subsidiaries.

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the indenture to change adversely the subordination provisions applicable to any outstanding junior subordinated debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

See “Description of Debt Securities—Subordinated Debt Securities” in the accompanying prospectus for a description of the additional rights of holders of Senior Indebtedness and obligations of holders of the junior subordinated debentures.

Events of Default under the Indenture

The following are the “events of default” applicable to the junior subordinated debentures, instead of the events of default described in the accompanying prospectus:

•

default for 30 days in the payment of any installment of interest payable on the junior subordinated debentures when due and payable (except for the deferral of interest payments as discussed above in “Deferral of Payment Periods”);

•	default in the payment of the principal of the junior subordinated debentures when due and payable; or

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of DTE Energy Company.

With respect to the junior subordinated debentures, a failure to comply with covenants under the indenture does not constitute an event of default. See “Description of Debt Securities—Events of Default” in the accompanying prospectus for a description of rights and remedies relating to events of default.

Covenants

The covenant described in “Description of Debt Securities—Covenants—Limitation on Secured Debt” in the accompanying prospectus will not apply to the junior subordinated debentures. The provisions for defeasance or covenant defeasance described in “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will not apply to the junior subordinated debentures.

Governing Law

The indenture is, and the junior subordinated debentures will be, governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the indenture. In addition to acting as trustee under the indenture and in certain other capacities as described in the accompanying prospectus, affiliates of The Bank of New York Mellon Trust Company, N.A. also act as a lender and provide other banking, trust and investment services in the ordinary course of business to DTE Energy and its affiliates.

Book-Entry Securities

The junior subordinated debentures will be issued in fully registered form and will be represented by one or more global certificates (the “Global Security”) registered in the name of Cede & Co., as The Depository Trust Company’s (DTC) nominee. The Global Security representing the junior subordinated debentures will be deposited with, or on behalf of, DTC. Investors may elect to hold interests in the Global Security through DTC, Clearstream Banking S.A., which we refer to as “Clearstream, Luxembourg,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear, which we refer to in such capacities as the “U.S. Depositaries.” The junior subordinated debentures will not be exchangeable for certificates issued in definitive, registered form (“Certificated Notes”) at the option of the holder and, except as set forth below, will not otherwise be issuable in definitive form.

DTC has advised us and the underwriters as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct Participants” include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, which we refer to as “Clearstream, Luxembourg Customers,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Customers through electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides to Clearstream, Luxembourg Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream, Luxembourg Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream, Luxembourg Customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Customer.

Distributions with respect to the junior subordinated debentures held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary of Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants, which we refer to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the junior subordinated debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in the junior subordinated debentures by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Security.

The Euroclear Operator advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

The Euroclear Operator advises that, under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Purchases of junior subordinated debentures under the DTC system must be made by or through Direct Participants. Upon the issuance by us of the junior subordinated debentures, DTC will credit, on its book-entry system, the respective principal amounts of the junior subordinated debentures to the accounts of Participants. The accounts to be credited shall be designated by the underwriters. The ownership interest of each actual purchaser of each junior subordinated debenture (a “Beneficial Owner”) will be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owners entered into the transaction. Transfers of ownership interests in the junior subordinated debentures are expected to be effected by entries made on the books of Participants acting on behalf of Beneficial

Owners. Beneficial Owners will not receive certificates representing their ownership interests in junior subordinated debentures, except as set forth below. To facilitate subsequent transfers, all junior subordinated debentures deposited by Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of junior subordinated debentures with DTC and their registration in the name of Cede & Co. will not affect any change in beneficial ownership. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Security.

Title to book-entry interests in the junior subordinated debentures will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the junior subordinated debentures may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the junior subordinated debentures may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the junior subordinated debentures among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.

So long as DTC, or its nominee, is the registered owner of the Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated debentures for all purposes under the indenture. Except as provided below, Beneficial Owners of the junior subordinated debentures will not be entitled to have the junior subordinated debentures registered in their names, will not receive or be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the owners or holders thereof under the indenture. Unless and until it is exchanged in whole or in part for individual certificates evidencing the junior subordinated debentures represented thereby, the Global Security may not be transferred except as a whole by DTC for the Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by DTC or any nominee to a successor Depositary or any nominee of such successor.

We expect that conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. In addition, neither DTC nor Cede & Co. will consent or vote with respect to junior subordinated debentures unless authorized by a Direct Participant in accordance with DTC’s procedures. We have been advised that DTC’s usual procedure is to mail an omnibus proxy to us as soon as possible after the record date with respect to such consent or vote. The omnibus proxy would assign Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the junior subordinated debentures are credited on such record date (identified in a listing attached to the omnibus proxy).

Payments of principal of and interest, if any, on the junior subordinated debentures registered in the name of DTC or its nominee will be made by us through the paying agent to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither we, the trustee, any paying agent nor the registrar for the junior subordinated debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised that DTC will credit the accounts of Direct Participants with payment in amounts proportionate to their respective holdings in principal amount of interest in the Global Security as shown on the records of DTC. We have been advised that DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date unless DTC has reason to believe that it will not receive payment on such date. We expect that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers. Such payments will be the responsibility of such Participants.

DTC may discontinue providing its services as securities depositary with respect to the junior subordinated debentures at any time by giving reasonable notice to us. Under those circumstances, in the event that a successor securities depositary is not obtained, Certificated Notes will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book entry transfers through DTC (or a successor depositary) with respect to the junior subordinated debentures. Upon receipt of a withdrawal request from us, DTC will notify its participants of the receipt of a withdrawal request from us reminding participants that they may utilize DTC’s withdrawal procedures if they wish to withdraw their securities from DTC, and DTC will process withdrawal requests submitted by participants in the ordinary course of business. To the extent that the book-entry system is discontinued, Certificated Notes will be printed and delivered to the holders of record. We have no responsibility for the performance by DTC or its Direct and Indirect Participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Initial settlement for the junior subordinated debentures will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the junior subordinated debentures to or receiving interests in the junior subordinated debentures from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the junior subordinated debentures received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such junior subordinated debentures settled during such processing will be reported to the relevant Clearstream, Luxembourg Customers or Euroclear Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the junior subordinated debentures by or through a Clearstream, Luxembourg Customer or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the junior subordinated debentures among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the junior subordinated debentures and sets forth the opinions of Hunton Andrews Kurth LLP, tax counsel to DTE Energy. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury regulations, and rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. In particular, either the Internal Revenue Service (“IRS”) or the courts could disagree with the conclusions contained and positions taken in this summary.

The summary deals only with junior subordinated debentures held as capital assets (generally property held for investment) and does not deal with persons in special tax situations under U.S. federal income tax laws, such as financial institutions, banks, thrifts, insurance companies, tax-exempt entities, real estate investment trusts, regulated investment companies, brokers or dealers in securities or currencies, persons required to include income with respect to a junior subordinated debenture no later than when such income is taken into account as revenue on an “applicable financial statement” under Section 451(b) of the Tax Code, partnerships or other entities or arrangements classified as a partnership for U.S. federal income tax purposes (and their beneficial owners), persons subject to alternative minimum tax, persons holding junior subordinated debentures as a position in a “straddle,” “hedging,” “conversion” or constructive sale transaction for tax purposes, subchapter S corporations, certain former citizens or residents of the United States, controlled foreign corporations or passive foreign investment companies (or their shareholders), retirement plans, or a U.S. Holder (as defined below) whose functional currency is not the United States dollar or that holds the junior subordinated debentures through a foreign broker or other foreign intermediary. The summary also does not deal with holders other than original purchasers who purchase the junior subordinated debentures upon original issuance at their original issue price. In addition, the following discussion does not address all possible tax consequences related to the acquisition, ownership and disposition of the junior subordinated debentures. In particular, it does not discuss the Medicare contribution tax on net investment income, any estate, gift, generation-skipping, transfer, state, local or foreign tax consequences, or the consequences arising under any tax treaty. Before purchasing the junior subordinated debentures, you should consult your own tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the junior subordinated debentures arising under any other tax laws of the United States or other taxing jurisdictions.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a junior subordinated debenture that is for United States federal income tax purposes:

•	a citizen or individual resident of the United States,

•

a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust (a) if a court within the United States is able to exercise primary control over the administration of the trust and one or more United States persons (as defined in the Tax Code) have the authority to control all substantial decisions of the trust, or (b) the trust has validly elected to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns any of the junior subordinated debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding any of the junior subordinated debentures, you should consult your tax advisors as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of junior subordinated debentures.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a junior subordinated debenture that is an individual, corporation, estate or trust that is not a U.S. Holder and is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Classification of the Junior Subordinated Debentures

The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the junior subordinated debentures. In the opinion of Hunton Andrews Kurth LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the junior subordinated debentures, and certain assumptions stated in the opinion and representations relied upon in rendering the opinion, the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of DTE Energy (although there is no controlling authority directly on point). The opinion of Hunton Andrews Kurth LLP is not binding on the IRS or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the opinion described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the junior subordinated debentures as indebtedness, interest payments on the junior subordinated debentures would be treated for United States federal income tax purposes as dividends to the extent of DTE Energy’s current or accumulated earnings and profits. In the case of Non-U.S. Holders, interest payments treated as dividends would be subject to a 30% United States federal withholding tax, except to the extent provided by an applicable income tax treaty or except if the dividends are effectively connected with a trade or business in the United States conducted by the Non-U.S. Holder (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder), in which case such dividends would be subject to U.S. federal income tax on a net income basis generally in the same manner as if that Non-U.S. Holder were a U.S. Holder.

We agree, and by acquiring an interest in a junior subordinated debenture each beneficial owner of a junior subordinated debenture will agree, to treat the junior subordinated debentures as indebtedness for United States federal, state and local income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your own tax advisors regarding the tax consequences that will arise if the junior subordinated debentures are not treated as indebtedness for United States federal income tax purposes.

U.S. Holders

Interest income and original issue discount

We have the option under certain circumstances to defer payments of interest on the junior subordinated debentures. Under the Treasury regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because our exercise of the option to defer payments of stated interest on the junior subordinated debentures would generally prevent us from:

•	declaring or paying a dividend or making any other payment or distribution on shares of DTE Energy Company capital stock;

•	redeeming, purchasing, acquiring or making a liquidation payment on any DTE Energy Company capital stock;

•

making any interest, principal or premium payment on, or repaying, repurchasing or redeeming, any DTE Energy Company indebtedness that ranks equally with or junior to the junior subordinated debentures; and

•

making any guarantee payments with respect to any DTE Energy Company guarantee of indebtedness of our subsidiaries or any other party that ranks equally with or junior to the junior subordinated debentures.

Similarly, if certain circumstances occur (see “Description of the Junior Subordinated Debentures — Redemption”), we may become obligated to pay amounts in excess of stated interest on or principal of the junior subordinated debentures. Such excess payments will not affect the amount of interest income that a U.S. Holder recognizes if there is only a remote likelihood that such payments will be made. We believe that the likelihood that we will make any such payments is remote.

Based on these positions, stated interest payments on the junior subordinated debentures should be includible in your ordinary income at the time that those payments are received or accrued, depending on your regular method of accounting for United States federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court.

If the possibility of interest deferral were determined not to be remote, the junior subordinated debentures would be treated as issued with OID and all stated interest would be treated as OID as long as the junior subordinated debentures are outstanding. In that case, you would be required to accrue interest income on the junior subordinated debentures using a constant yield method before you actually receive any cash payment attributable to that interest, regardless of your regular method of accounting for United States federal income tax purposes.

If the possibility of excess payments were determined not to be remote, the junior subordinated debentures could be treated as “contingent payment debt instruments,” in which case, under applicable Treasury regulations, you would be required to accrue interest income on the junior subordinated debentures in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of the junior subordinated debentures. In the event excess payments are made, it would likely affect the amount and timing of the income you recognize, even if your junior subordinated debentures are not redeemed. If you are paid any excess amounts, you will be required to recognize such amounts as income. The remainder of this discussion assumes that the junior subordinated debentures will not be treated as contingent payment debt instruments.

Exercise of deferral option

Under the Treasury regulations, if we exercise our option to defer the payment of interest on the junior subordinated debentures then the junior subordinated debentures will be treated as if they had been redeemed and reissued for OID purposes. Accordingly, all remaining interest payments on the junior subordinated debentures (including interest on deferred interest) would be treated as OID, which you would be required to accrue and include in taxable income on an economic accrual basis over the remaining term of the junior subordinated debentures, without regard to the time interest is actually paid on the junior subordinated debentures and without regard to your regular method of accounting for United States federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the junior subordinated debentures, and the actual receipt of future payments of stated interest on the junior subordinated debentures would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of that period.

Any OID included in income would increase your adjusted tax basis in your junior subordinated debentures, and your actual receipt of cash interest payments would reduce that adjusted tax basis.

Sale of junior subordinated debentures

If you sell your junior subordinated debentures, or otherwise dispose of them in a taxable transaction, then you will recognize gain or loss in an amount equal to the difference between:

•

the amount realized on the sale, excluding any amount attributable to accrued but unpaid interest on the junior subordinated debentures not treated as OID, which excluded amount will be taxed as interest in the manner described above, and

•	your adjusted tax basis in the junior subordinated debentures at the time of disposition.

For these purposes, your adjusted tax basis generally will equal the initial purchase price that you paid for the junior subordinated debentures, plus any amount that you were required to include in gross income as OID, minus any cash payments you received in respect of accrued OID. Your gain or loss on the sale of junior subordinated debentures generally will be capital gain or loss, and will be long-term capital gain or loss if you have held the investment for more than one year at the time of disposition. Preferential rates of tax may apply to long-term capital gains if you are a non-corporate taxpayer. Subject to certain limitations, capital losses generally cannot be applied to offset ordinary income.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments to certain non-corporate U.S. Holders of principal and interest on a junior subordinated debenture and the proceeds from the sale or other taxable disposition of a junior subordinated debenture. If you are a U.S. Holder, you may be subject to backup withholding, currently at a rate of 24%, when you receive interest with respect to your junior subordinated debenture, or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of your junior subordinated debenture. In general, you can avoid this backup withholding by properly executing, under penalties of perjury, an IRS Form W-9 or suitable substitute or successor form that provides your correct taxpayer identification number as well as certain other information or otherwise establish an exemption from backup withholding.

If you do not provide your correct taxpayer identification number on IRS Form W-9 or suitable substitute or successor form in a timely manner, you may be subject to penalties imposed by the IRS.

Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. Backup withholding is not an additional tax and amounts withheld may be refunded or credited against your United States federal income tax liability, provided you furnish the required information to the IRS in a timely manner.

Non-U.S. Holders

The following discussion applies only to beneficial owners of junior subordinated debentures who are Non-U.S. Holders as defined above. The rules governing the United States federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors about the rules concerning the tax consequences to them of the purchase, ownership and disposition of the junior subordinated debentures, including withholding on payments to Non-U.S. Holders and the potential application of tax treaties.

Interest income and original issue discount

Under present United States federal income tax law, subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” if you are not engaged in a trade or business in the United States, no United States federal income tax or withholding tax will be imposed with respect to payments of principal or interest, including any OID, on the junior subordinated debentures under the “portfolio interest exemption,” provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” as defined in the Tax Code that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a junior subordinated debenture is described in Section 881(c)(3)(A) of the Tax Code; and

•

either (a) you provide your name and address on IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form and certify, under penalties of perjury, that you are not a U.S. person, or (b) generally, a financial institution holding the junior subordinated debentures on your behalf certifies, under penalties of perjury, that it has received an IRS Form W-8BEN or other appropriate form from you and provides to the withholding agent a copy thereof.

If you do not satisfy the requirements described above, payments made to you will be subject to a 30% United States federal withholding tax, unless you provide to the withholding agent a properly executed (a) IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form claiming an exemption from, or a reduction of, withholding tax under the benefit of an applicable tax treaty; or (b) IRS Form W-8ECI or other appropriate form stating that interest received on the junior subordinated debentures is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by you). In the latter case, interest (including any OID) will be subject to United States federal income tax on a net income basis in generally the same matter as if you were a U.S. Holder. In addition, if you are a foreign corporation engaged in a trade or business in the United States, you may also be subject to a branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the tax is reduced or eliminated by an applicable income tax treaty.

Special rules regarding U.S. federal withholding tax may apply in the case of junior subordinated debentures held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their own tax advisors regarding special rules that may be applicable in their particular circumstances.

Sales of junior subordinated debentures

Subject to the discussion below under “Information Reporting and Backup Withholding”, any gain realized upon the sale or disposition of junior subordinated debentures generally will not be subject to United States federal income tax unless (a) the gain is effectively connected with a United States trade or business conducted by you (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by you); or (b) if you are a Non-U.S. Holder who is an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other requirements are met. If you are engaged in a trade or business in the United States and income on the junior subordinated debentures is effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by you), you will be subject to United States federal income tax on that income on a net income basis in generally the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation engaged in a trade or business in the United States, you may be subject to the branch profits tax described above.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with payments we make on the junior subordinated debentures. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other taxable disposition of the junior subordinated debentures, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments on the junior subordinated debentures or on the proceeds from a sale or other taxable disposition of the junior subordinated debentures. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s United States federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act provisions of the Tax Code and related IRS guidance (“FATCA”) impose a 30% U.S. withholding tax on certain payments (including interest payments on the junior subordinated debentures and, subject to the discussion of proposed Treasury regulations below, payments of gross proceeds from the sale or other disposition of junior subordinated debentures) made to a non-United States entity unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies and is established. An intergovernmental agreement between the jurisdiction of a recipient and the United States may modify the rules described in this paragraph. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the junior subordinated debentures if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above.

As noted above, withholding under FATCA can apply to payments of gross proceeds from the sale or other disposition of junior subordinated debentures, in addition to interest payments. However, Treasury regulations have been proposed that would entirely eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury regulations until revoked or the promulgation of final Treasury regulations on the subject.

Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the acquisition, ownership and disposition of the junior subordinated debentures.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the junior subordinated debentures (or any interest therein) by an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, any “plan” (as defined in Section 4975(e)(1) of the Tax Code) that is subject to Section 4975 of the Tax Code, any entity deemed to hold plan assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s direct or indirect investment in the entity (each, a “Plan”) or a governmental, non-U.S. or certain church plans that are subject to any federal, state, local or other law that is substantially similar to the foregoing provisions of ERISA and the Tax Code (“Similar Law”).

This discussion is based on current provisions of ERISA and the Tax Code, current regulations under ERISA and the Tax Code, existing administrative rulings of the United States Department of Labor (the “DOL”) and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes. This discussion does not purport to deal with all aspects of ERISA or the Tax Code, any state laws that may be relevant to Plans or any Similar Law and is not intended to be investment or legal advice.

General Fiduciary Obligations

A fiduciary of a Plan subject to Title I of ERISA is required to satisfy certain standards for investing Plan assets. Under ERISA, a fiduciary of a Plan includes any person who has discretionary authority or control with respect to the management or disposition of the assets of such Plan, and any person who provides investment advice with respect to assets of such Plan for a fee or other compensation. Any fiduciary of such a Plan that proposes to cause the Plan to acquire the junior subordinated debentures should determine whether, under these general fiduciary standards of ERISA, an investment in such debentures is appropriate for the Plan. For ERISA purposes, in making this determination, the Plan fiduciary must consider, among other things, whether:

•	its investment in the junior subordinated debentures satisfies the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA;

•	its investment in the junior subordinated debentures is appropriate for a Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	it has authority to acquire the junior subordinated debentures under the Plan’s applicable governing instruments and Title I of ERISA; and

•	the investment in the junior subordinated debentures is otherwise consistent with its fiduciary responsibilities under ERISA and the Plan documents.

Trustees and other fiduciaries of a Plan subject to Title I of ERISA may incur personal liability for any loss suffered by the Plan on account of a violation of their fiduciary responsibilities under ERISA. In addition, these fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered on account of a violation.

Fiduciaries of any Plan that is subject to Section 4975 of the Tax Code, such as an IRA, Roth IRA, or Keogh Plan, should consider whether the Plan may only make investments that are authorized by the appropriate governing documents and if so, whether an investment in the junior subordinated debentures is permitted under any such governing documents, Section 4975 of the Tax Code and any other applicable law.

Fiduciaries of Plans, whether subject to Title I of ERISA or not, should consult their own legal advisors if they have any concern as to whether an investment in the junior subordinated debentures is consistent with Plan documents, ERISA, Section 4975 of the Tax Code or other applicable law.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Tax Code prohibit a Plan from engaging in certain transactions with persons that have special relationships to the Plan, referred to herein as, “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Tax Code, in each case, with respect to such Plan unless an exemption is available. A fiduciary of a Plan or any other person making the decision for a Plan to invest in the junior subordinated debentures should consider the application of the prohibited transaction provisions of ERISA and/or Section 4975 of the Tax Code in making its investment decision to acquire, hold or dispose of the junior subordinated debentures. The particular facts concerning the sponsorship, operations and other investments of an investing Plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to such Plan. A prohibited transaction involving a Plan and a party in interest or disqualified person to such Plan may result in the imposition of an excise tax under the Tax Code or other penalties and liabilities under ERISA upon such disqualified person or party in interest or the fiduciary of the Plan. In the case of an IRA, if the disqualified person who engages in the transaction is the owner of the IRA or his or her beneficiary, the IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to the individual in a taxable distribution on account of the prohibited transaction.

The acquisition, holding or disposition of a junior subordinated debenture by, or on behalf of, a Plan could trigger a prohibited transaction if DTE Energy, an underwriter or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from these prohibited transaction rules may be available, including: Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Tax Code provide a statutory exemption for prohibited transactions between a Plan and a person that is a party in interest or a disqualified person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan; provided the Plan pays no more and receives no less than adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided may or may not cover all acts that could be construed as prohibited transactions. There can be no assurance that these exemptions, or any other exemption, will be available with respect to any particular transaction involving the junior subordinated debentures Fiduciaries or other persons acting on behalf of, or using assets of, a Plan should consult their own legal advisors as to whether the acquisition, holding and disposition of the junior subordinated debentures may constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Tax Code.

Plan Asset Regulation

Certain transactions involving DTE Energy, as the issuer, may constitute prohibited transactions under ERISA and Section 4975 of the Tax Code with respect to a Plan that acquired (or whose assets were used to acquire) the junior subordinated debentures if the underlying assets of DTE Energy, as the issuer, were deemed to be assets of such investing Plan. If the assets of the issuer were treated as the assets of a Plan, then, transactions entered into by, or that may be entered into by, or on behalf of, the DTE Energy, as issuer, could give rise to prohibited transactions. In addition, any person that has authority or control over the disposition or investment of the assets of DTE Energy, as issuer, may be subject to the fiduciary standards of ERISA with respect to such Plan.

The DOL, which has administrative responsibility over Plans, issued a regulation at Section 2510.3-101 as modified by Section 3(42) of ERISA (collectively referred to as the “Plan Asset Regulation”) addressing what constitutes “plan assets” of a Plan with respect to the Plan’s investment in an entity, including the issuer, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA or Section 4975 of the Tax Code. The Plan Asset Regulation generally provides that when a Plan acquires a security that is an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established an exception applies. Exceptions contained in the Plan Asset Regulation include that the plan assets of a Plan will not be treated as including an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an “operating company” (as defined in the Plan Asset Regulation); (2) the equity investment held by the Plan is either a “publicly-offered security” that is “widely held,” (both as defined in the Plan Asset Regulation), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) “benefit plan investors” (as defined in the Plan Asset Regulation) do not own 25% or more in value of any class of equity interests issued by the entity.

We do not expect the Plan Asset Regulation should apply to a Plan’s investment in the junior subordinated debentures such that the Plan’s assets would include an undivided interest in the assets of DTE Energy, as the issuer. Based on the reasoning set forth below and other considerations, we expect the junior subordinated debentures should be treated as “publicly offered securities” or debt instruments for purposes of the Plan Asset Regulation. We also expect the issuer (DTE Energy) should be treated as an “operating company” under the Plan Asset Regulation. However, any purchaser or transferee of the junior subordinated debentures that is, or is acting on behalf of, a Plan must ultimately make its own determination with respect to the application of the Plan Asset Regulation.

The Plan Asset Regulation defines a publicly offered security as a security that is “widely held,” “freely transferable” and either part of a class of securities registered under the Exchange Act, or sold under an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The junior subordinated debentures are expected to be registered under the Exchange Act.

The Plan Asset Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. It is expected that, immediately after this offering, the junior subordinated debentures will be owned by 100 or more investors independent of us and of each other. Therefore, the junior subordinated debentures should meet the “widely held” requirement to be treated as “publicly offered securities” under the Plan Asset Regulation.

Whether a security is “freely transferable” within the meaning of the Plan Asset Regulation is determined on the basis of all relevant facts and circumstances. Under the Plan Asset Regulation, where a security is part of an offering in which the minimum investment is $10,000 or less, some restrictions on transfer ordinarily will not, alone or in combination, affect a finding that these securities are freely transferable. The “permissible” restrictions on transfer enumerated in the Plan Asset Regulation include:

•

any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification for federal or state tax purposes, or would otherwise violate any state or federal law or court order;

•

any requirement that advance notice of a transfer or assignment be given to the issuer and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence;

•	any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment which is not imposed by the issuer or a person acting on behalf of the issuer.

It is not intended that the junior subordinated debentures be subject to transfer restrictions other than those permissible restrictions enumerated in the Plan Asset Regulation. We also do not expect or intend to impose in the future, or to permit any person to impose on our behalf, any limitations or restrictions on transfer which would not be among the enumerated permissible restrictions.

Although the issue is not entirely free from doubt, based on the foregoing, it is expected that the junior subordinated debentures should be classified as publicly-offered securities for purposes of the Plan Asset Regulation.

The Plan Asset Regulation only applies to a Plan’s acquisition of an interest in the issuer if the Plan is deemed to acquire an “equity interest” in the issuer. The term “equity interest” is defined in the Plan Asset Regulation as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although there is little guidance on the subject, assuming that the junior subordinated debentures may be treated as “debt” for purposes of applicable local law, it is expected that, at the time of their issuance, the junior subordinated debentures should not be treated as equity interests in DTE Energy, as the issuer, for purposes of the Plan Asset Regulation. This determination is based on the traditional debt features of the junior subordinated debentures, including the reasonable expectation by purchasers of such debentures that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Even if the junior subordinated debentures were treated as equity interests that are not “publicly offered securities,” the Plan Asset Regulation should not apply to a Plan’s investment in the junior subordinated debentures if DTE Energy, as the issuer, is an operating company as defined in the Plan Asset Regulation. The Plan Asset Regulation defines “operating company” as an entity that is primarily engaged, directly or indirectly, through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. As discussed earlier in this prospectus supplement, the issuer’s wholly owned subsidiaries, DTE Electric and DTE Gas, are engaged in utility operations and the issuer conducts non-utility operations through a number of other wholly owned and majority owned subsidiaries. These utility and non-utility operations are substantial and ongoing, and involve products and services other than the investment of capital. Accordingly, we expect that the issuer should be treated as an operating company for purposes of the Plan Asset Regulation.

Employee benefit plans that are governmental plans (as defined in Section 3(33) of ERISA), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Tax Code, church plans (as defined in Section 3(33) of ERISA) generally are not subject to the requirements of Title I of ERISA or Section 4975 of the Tax Code; provided, however, such plans may be subject to Similar Law that affect their ability to acquire, hold or dispose of the junior subordinated debentures.

Based upon the foregoing and other considerations, and subject to the representations below, the junior subordinated debentures may be acquired by, on behalf of, or with assets of, a Plan or a governmental, certain church or non-U.S. plan subject to Similar Law.

By accepting and holding a junior subordinated debenture, each purchaser and subsequent transferee will be deemed to have represented and covenanted that either (i) it is not (and for so long as it holds such junior subordinated debenture, will not be) a Plan or a governmental, certain church or non-U.S. plan that is subject to Similar Law or a Person acting on behalf of, or using assets of, a Plan or a governmental, certain church or non-U.S. plan that is subject to Similar Law or (ii) the acquisition, holding and disposition of the junior subordinated debenture by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Tax Code or, in the case of a governmental, certain church or non-U.S. plan that is subject to Similar Law, a violation of any Similar Law.

Further, each purchaser or transferee of a junior subordinated debenture that is, is acting on behalf of, or using assets of, a Plan shall be deemed to represent and warrant that (i) none of DTE Energy or any of its affiliates has provided any investment recommendation or investment advice in connection with the decision to acquire a junior subordinated debenture, and (ii) the purchaser or transferee is exercising its own independent judgment in evaluating the investment in the junior subordinated debenture.

In addition, because DTE Energy, an underwriter or any of their respective affiliated entities (the “Transaction Parties”) may receive certain benefits in connection with the sale or holding of the junior subordinated debenture, the acquisition of any of the junior subordinated debenture using assets of a Plan over which any of the Transaction Parties has investment authority or control, or renders investment advice for a fee or other compensation with respect to the assets of the Plan, or is the employer or other sponsor of the Plan, may be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Tax Code. Accordingly, the junior subordinated debentures may not be purchased or acquired using the assets of any Plan if a Transaction Party has investment authority or control or renders investment advice for a fee or other compensation with respect to the assets of the Plan, or is the employer or sponsor of the Plan, unless an applicable prohibited transaction exemption applies to the acquisition or holding of any such junior subordinated debentures (all of the conditions of which are satisfied) or the transaction is not otherwise prohibited.

The discussion herein of ERISA and the Tax Code (as it pertains to Plans) is general in nature and is not intended to be complete nor is it a representation by us that an investment in the junior subordinated debentures meets all legal requirements and the terms of Plan documents. Due to the complexity of applicable law, it is important that any fiduciary of or any other person acting on behalf of, or using assets of, a Plan that is considering an investment in the junior subordinated debentures should consult with its legal advisors regarding the impact of ERISA, the Tax Code, the application of the Plan Asset Regulation, the applicability of any prohibited transaction class or statutory exemptions and the potential consequences and advisability of acquiring or holding the junior subordinated debentures. In addition, any fiduciary or other person acting on behalf of, or using assets of, a governmental, certain church or non-U.S. plan subject to Similar Law that is considering an investment in the junior subordinated debentures should consult with its legal advisors regarding whether the acquisition or holding of the junior subordinated debentures by a governmental, church or non-U.S. plan subject to Similar Law, would constitute or result in a violation of Similar Law.

Acquirors of junior subordinated debentures have the exclusive responsibility for ensuring that their purchase, holding and disposition of junior subordinated debentures comply with the fiduciary requirements of ERISA or applicable Similar Law and do not constitute prohibited transactions for purposes of ERISA or Section 4957 of the Tax Code or, in case of a governmental, certain church or non-U.S. plan subject to Similar Law, comply with applicable Similar Law. The sale or transfer of any junior subordinated debentures by a Plan or a governmental, certain church or non-U.S. plan that is subject to Similar Law or by a person acting on behalf of, or using assets of, such a Plan or plan, is in no way a representation by DTE Energy or any of its affiliates that the acquisition and holding of junior subordinated debentures meets all the legal requirements for investments and acquisitions by such Plans or plans generally or any particular Plan or plan that the investment or acquisition is appropriate for such Plans or plans generally or any particular Plan or plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions stated in the underwriting agreement with respect to the junior subordinated debentures, each of the underwriters named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC are acting as representatives, has severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the following principal amounts of junior subordinated debentures:

Underwriter	Principal Amount of Junior Subordinated Debentures
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Comerica Securities, Inc.
Huntington Securities, Inc.

Total	$

The underwriting agreement provides that the obligation of the underwriters to purchase the junior subordinated debentures included in this offering is subject to approval of certain legal matters by counsel and to certain other conditions. The underwriting agreement provides that the underwriters are obligated, subject to the terms and conditions set forth therein, to purchase all of the junior subordinated debentures if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of junior subordinated debentures may be terminated.

The underwriters propose to offer the junior subordinated debentures directly to the public at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession not in excess of $  per junior subordinated debenture; provided that the concession will be $  per junior subordinated debenture for sales to institutions. The underwriters and selling group members may allow a discount not in excess of $  per junior subordinated debenture on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms.

We estimate that our total out of pocket expenses for this offering, excluding the underwriting discount, will be approximately $  .

We have agreed to indemnify the underwriters against liabilities under the Securities Act or to contribute to payments which the underwriters may be required to make in that respect.

Prior to this offering, there has been no market for the junior subordinated debentures. We will apply for the listing of the junior subordinated debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the junior subordinated debentures are first issued. The underwriters have advised us that they intend to make a market in the junior subordinated debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to how liquid the trading market for the junior subordinated debentures will be.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment transactions involve sales by the underwriters of junior subordinated debentures in excess of the principal amount of the junior subordinated debentures the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the junior subordinated debentures in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the junior subordinated debentures in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the junior subordinated debentures originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the junior subordinated debentures or preventing or retarding a decline in the market price of the junior subordinated debentures. As a result, the price of the junior subordinated debentures may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.

DTE Energy has agreed for a period beginning on the date of this prospectus supplement and continuing to and including a period of 45 days, not to offer, sell, contract to sell or otherwise dispose of any debt securities of DTE Energy which mature more than one year after the delivery date of the junior subordinated debentures and which are substantially similar to the junior subordinated debentures, without the prior written consent of the representatives of the underwriters.

DTE Energy has granted the underwriters an option to purchase up to an additional $  aggregate principal amount of junior subordinated debentures. Upon mutual agreement between DTE Energy and the underwriters, the underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover overallotments. If the underwriters exercise this option each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase from DTE Energy a principal amount of junior subordinated debentures proportionate to such underwriter’s initial principal amount of junior subordinated debentures to be purchased, as reflected in the above table. Assuming full exercise of this overallotment option, the amounts stated on the cover page of this prospectus supplement would increase as shown below:

	Without Option	With Option
Price to Public	$	$
Underwriting Discount	$	$
Proceeds to DTE Before Expenses	$	$

It is expected that delivery of the junior subordinated debentures will be made on or about the date specified on the cover page of this prospectus supplement, which will be the seventh business day (T+7) following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the junior subordinated debentures on any date prior to one business day before the settlement date of this offering will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the junior subordinated debentures who wish to trade the junior subordinated debentures on any date prior to one business day before the settlement date of this offering should consult their own advisors.

Certain of the underwriters and/or their affiliates act as lenders under our credit agreements, and may perform certain investment banking and advisory and general financing, trustee and commercial banking services for DTE Energy and its affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with or perform services for DTE Energy and its affiliates in the ordinary course of their business for which they will receive customary fees and expenses.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the junior subordinated debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the junior subordinated debentures offered hereby. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Conflict of Interest

Certain of the underwriters or their affiliates may hold a portion of the indebtedness that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the junior subordinated debentures in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Notice to Investors

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the junior subordinated debentures or possession or distribution of this prospectus or any other offering or publicity material relating to the junior subordinated debentures in any country or jurisdiction (other than the United States) where any such action for that purpose is required.

Canada

The junior subordinated debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations . Any resale of the junior subordinated debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The junior subordinated debentures are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the junior subordinated debentures to be offered so as to enable an investor to decide to purchase or subscribe for the junior subordinated debentures. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the junior subordinated debentures or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the junior subordinated debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of junior subordinated debentures in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of junior subordinated debentures. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The junior subordinated debentures may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO; and no advertisement, invitation or document relating to the junior subordinated debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to junior subordinated debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The junior subordinated debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”), and the junior subordinated debentures will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the junior subordinated debentures may not be circulated or distributed, nor may the junior subordinated debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the junior subordinated debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the junior subordinated debentures pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of junior subordinated debentures, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the junior subordinated debentures are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The junior subordinated debentures may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The junior subordinated debentures have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the junior subordinated debentures may not be re-sold to South Korean residents unless the purchaser of the junior subordinated debentures complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the junior subordinated debentures. The junior subordinated debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the junior subordinated debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the junior subordinated debentures constitutes a prospectus pursuant to the FinSA or a listing prospectus within the meaning of the listing rules of the Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the junior subordinated debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The junior subordinated debentures have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the junior subordinated debentures in Taiwan.

United Arab Emirates

The junior subordinated debentures have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre and the Dubai Financial Centre) other than in compliance with the laws of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Dubai Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

United Kingdom

The junior subordinated debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the junior subordinated debentures to be offered so as to enable an investor to decide to purchase or subscribe for the junior subordinated debentures. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the junior subordinated debentures or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the junior subordinated debentures or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of junior subordinated debentures in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of junior subordinated debentures. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the FSMA or the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

LEGAL MATTERS

The validity of the junior subordinated debentures and certain other legal matters relating to this offering will be passed upon for DTE Energy by Kathrine Lorenz, Senior Vice President and Chief Legal Officer. Ms. Lorenz beneficially owns shares of DTE Energy common stock. Certain legal matters, including matters relating to United States federal income tax considerations, will be passed upon for DTE Energy by Hunton Andrews Kurth LLP, New York, New York.

Certain legal matters relating to this offering will be passed upon for the underwriters by Bracewell LLP. Bracewell LLP has from time to time represented, and may in the future continue to represent, certain of our affiliates in certain matters unrelated to this offering.

EXPERTS

The financial statements of DTE Energy and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of DTE Energy for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

DTE Energy Company

Common Stock

Debt Securities

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, DTE Energy Company may offer from time to time:

•	common stock;

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities;

•	Stock Purchase Contracts; and

•	Stock Purchase Units.

We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

We may offer these securities directly or through underwriters, agents or dealers. This prospectus may also be used by a selling security holder of the securities described herein. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements, and will identify any selling security holders. See the “Plan of Distribution” section beginning on page 32 of this prospectus for more information.

See “Risk Factors” beginning on page 3 regarding risks associated with an investment in these securities.

The mailing address of DTE Energy Company’s principal executive office is One Energy Plaza, Detroit, Michigan 48226-1221, and its telephone number is (313) 235-4000.

DTE Energy Company’s common stock is traded on the New York Stock Exchange under the symbol “DTE.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 4, 2025

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or, if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that DTE Energy filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, DTE Energy may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities DTE Energy may offer. Each time DTE Energy sells securities, DTE Energy will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

In this prospectus references to “DTE Energy,” the “Company,” “we,” “us” and “our” refer to DTE Energy Company, unless the context indicates that the references are to DTE Energy Company and its consolidated subsidiaries.

RISK FACTORS

An investment in the securities involves risks. You should carefully consider the “Risk Factors” set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” below.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans,” and “goals” or similar expressions in this prospectus or in documents incorporated herein that signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact our forward-looking statements including, but not limited to, the following:

•

impact of regulation by the Environmental Protection Agency, the Michigan Department of Environment, Great Lakes, and Energy, the Federal Energy Regulatory Commission, the Michigan Public Service Commission, the Nuclear Regulatory Commission, the Commodity Futures Trading Commission, and the California Air Resources Board, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures;

•	the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs;

•	economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and natural gas;

•	the operational failure of electric or gas distribution systems or infrastructure;

•	impact of volatility in prices in the international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage;

•	the risk of a major safety incident;

•	environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements;

•	the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism;

•	health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities;

•	volatility in commodity markets, deviations in weather, and related risks impacting the results of our energy trading operations;

•	changes in the cost and availability of coal and other raw materials, purchased power, and natural gas;

•	advances in technology that produce power, store power, or reduce or increase power consumption;

•	changes in the financial condition of significant customers and strategic partners;

•	the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions;

•	access to capital markets and the results of other financing efforts which can be affected by credit agency ratings;

•	instability in capital markets which could impact availability of short and long-term financing;

•	impacts of inflation and the timing and extent of changes in interest rates;

•	the level of borrowings;

•	the potential for increased costs or delays in completion of significant capital projects;

•	changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits;

•	the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers;

•	unplanned outages at our generation plants;

•	employee relations and the impact of collective bargaining agreements;

•	the availability, cost, coverage, and terms of insurance and stability of insurance providers;

•	cost reduction efforts and the maximization of generation and distribution system performance;

•	the effects of competition;

•	changes in and application of accounting standards and financial reporting regulations;

•	changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues;

•	successful execution of new business development and future growth plans;

•	contract disputes, binding arbitration, litigation, and related appeals;

•	the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and

•	the risks discussed in our public filings with the Securities and Exchange Commission.

New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

The factors discussed above and other factors are discussed more completely in our public filings with the SEC including our most recent Annual Report on Form 10-K.

DTE ENERGY COMPANY

DTE Energy Company is a Michigan corporation with utility operations consisting primarily of DTE Electric Company (“DTE Electric”) and DTE Gas Company (“DTE Gas”). DTE Energy also has two other segments that are engaged in a variety of energy-related businesses.

DTE Electric is a Michigan corporation organized in 1903 and is an indirect wholly-owned subsidiary of DTE Energy. DTE Electric is a public utility engaged in the generation, purchase, distribution, and sale of electricity to approximately 2.3 million customers in southeastern Michigan.

DTE Gas is a Michigan corporation organized in 1898 and is an indirect, wholly-owned subsidiary of DTE Energy. DTE Gas is a public utility engaged in the purchase, storage, transportation, distribution, and sale of natural gas to approximately 1.3 million customers throughout Michigan and the sale of storage and transportation capacity.

DTE Energy’s non-utility operations include:

•

The DTE Vantage segment, which is comprised primarily of renewable energy projects that sell electricity and pipeline-quality gas and projects that deliver custom energy solutions to industrial, commercial, and institutional customers, and

•	The Energy Trading segment, which consists of energy marketing and trading operations.

USE OF PROCEEDS

Except as we may otherwise state in an accompanying prospectus supplement, DTE Energy expects to use the net proceeds from the sale of its securities for general corporate purposes, which may include, among other things:

•	financing, development and construction of new facilities;

•	additions to working capital; and

•	repurchase or refinancing of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements, market conditions and the availability and cost of other funds. Pending the application of proceeds, we may also invest the funds temporarily in short-term investment grade securities.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that DTE Energy may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities;

•	stock purchase contracts; and

•	stock purchase units.

In this prospectus, we refer to the common stock, senior debt securities, subordinated debt securities, stock purchase contracts and stock purchase units together as “securities.” We refer to the senior debt securities and the subordinated debt securities together as the “debt securities.”

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The authorized capital stock of DTE Energy currently consists of 400,000,000 shares of DTE Energy common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of December 31, 2024, there were 207,171,582 shares of DTE Energy common stock issued and outstanding. All outstanding shares of common stock are, and the common stock offered hereby when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable. As of December 31, 2024, there were no shares of preferred stock issued and outstanding.

Under the DTE Energy amended and restated articles of incorporation, which we refer to as the articles of incorporation, our board of directors may cause the issuance of one or more new series of the authorized shares of preferred stock, determine the number of shares constituting any such new series and fix the voting, distribution, dividend, liquidation and all other rights and limitations of the preferred stock. These rights may be superior to those of the DTE Energy common stock. To the extent any shares of DTE Energy’s preferred stock have voting rights, no share of preferred stock may be entitled to more than one vote per share.

Common Stock

The following description of our common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of this type of security. For the complete terms of our common stock, please refer to our articles of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of our common stock may also be affected by the laws of the State of Michigan.

Dividends

Holders of common stock are entitled to participate equally in respect to dividends as, when and if dividends are declared by our board of directors out of funds legally available for their payment. However, this dividend right is subject to any preferential dividend rights we may grant to future holders of preferred stock and to the prior rights of DTE Energy’s debt holders and other creditors. As a Michigan corporation, we are subject to statutory limitations on the declaration and payment of dividends. Dividends on DTE Energy common stock will depend primarily on the earnings and financial condition of DTE Energy. DTE Energy is a holding company and its assets consist primarily of its investment in its operating subsidiaries. Thus, as a practical matter, dividends on common stock of DTE Energy will depend in the foreseeable future primarily upon the earnings, financial condition and capital requirements of DTE Electric, DTE Gas and our other subsidiaries, and the distribution of such earnings to DTE Energy in the form of dividends. The subsidiaries are separate and distinct legal entities and have no obligation to make payments with respect to any of DTE Energy’s securities, or to pay dividends to or make funds available to DTE Energy so that DTE Energy can make payments on its securities, including its common stock. In addition, existing or future covenants limiting the right of DTE Electric, DTE Gas or our other subsidiaries to pay dividends on or make other distributions with respect to their common stock may affect DTE Energy’s ability to pay dividends on its common stock. See “Description of Debt Securities — Ranking.”

Voting

Subject to any special voting rights that may vest in the holders of preferred stock, the holders of DTE Energy common stock are entitled to vote as a class and are entitled to one vote per share for each share held of record on all matters voted on by shareholders. All questions are decided by a majority of the votes cast by the holders of shares entitled to vote on that question, unless a greater or different vote is required by the articles of incorporation or Michigan law. However, if the number of director nominees for any director election exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by holders of the shares entitled to vote at any meeting for the election of directors at which a quorum is present will be elected.

We are subject to Chapter 7A of the Michigan Business Corporation Act, which we refer to as the Corporation Act, which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. These requirements do not apply if (1) the corporation’s board of directors approves the transaction prior to the time the 10% owner becomes such or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

Board of Directors

The number of directors is fixed by the board of directors from time to time. DTE Energy currently has 13 directors. Directors are elected annually for terms which expire upon election of their successor at the next year’s annual shareholder meeting.

Amendments to DTE Energy’s Articles of Incorporation

Under Michigan law, our articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include the common stock and any series of preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of DTE Energy, holders of our common stock have the right to share in DTE Energy’s assets remaining after satisfaction in full of the prior rights of creditors, and all liabilities and the aggregate liquidation preferences of any outstanding shares of DTE Energy preferred stock.

Preemptive Rights

The holders of DTE Energy common stock have no conversion or redemption rights, or any rights to subscribe for or purchase other stock of DTE Energy.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DTE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, P.O. Box 64874, St. Paul, MN 55164-0854.

Advance Notice Requirements; Possible Anti-Takeover Effects

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of DTE Energy. Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders or a shareholder-requested special meeting of shareholders must deliver timely notice of their proposal in writing to our principal executive offices. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders, a shareholder requested special meeting of shareholders or make nominations for directors. These provisions may limit the ability of individuals to bring matters before shareholder meetings, change the composition of the board of directors and pursue a merger, takeover, business combination or tender offer involving DTE Energy, which, under certain circumstances, could encourage a potentially interested purchaser to negotiate with the board of directors rather than pursue a non-negotiated takeover attempt, including one that shareholders might favor, and could reduce the market value of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related indenture. We will issue the debt securities under an amended and restated indenture, dated as of April 9, 2001, as supplemented or amended from time to time, which we refer to as the “indenture,” between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee. We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee” for purposes of this section. The indenture may, but need not, have separate trustees for senior and subordinated debt securities.

This summary of the indenture and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

Because the descriptions of provisions of the indenture below are summaries, they do not describe every aspect of the indenture. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the indenture for provisions that may be important to you. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture contains, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of December 31, 2024, approximately $7.3 billion aggregate principal amount of debt securities were issued and outstanding under the indenture. At the date of this prospectus, since December 31, 2024, we have issued $1.1 billion aggregate principal amount of debt securities.

Principal and any premium and interest in respect to the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

We will describe material U.S. federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

General

The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms may include some or all of the following:

•	the title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent senior or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of DTE Energy in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•

the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, at which the debt securities will bear any interest or the method or methods, if any, by which such rate or rates will be determined;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•

whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States Alien,” as defined in the indenture, in respect of certain taxes, assessments or governmental charges, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; the term “interest,” as used in this prospectus, includes any additional amounts;

•

the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•

a description of any provisions providing for redemption or repurchase of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption or repurchase;

•	any sinking fund or other mandatory redemption or similar terms;

•

whether the debt securities will be convertible into shares of common stock of DTE Energy and/or exchangeable for other securities, whether or not issued by DTE Energy, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at the option of DTE Energy, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

•

the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity in accordance with the indenture upon an event of default or the method by which such portion is to be determined;

•

if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•

if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•

if either or both of the sections of the indenture relating to defeasance and covenant defeasance are applicable to the debt securities, or if any covenants in addition to or other than those specified in the indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

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if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•

any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture, and whether the limitations on secured debt under the indenture will be applicable; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series.

Other than as described below under “— Covenants” with respect to any applicable series of debt securities and as may be described in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding the applicability of the covenant described below under “— Covenants — Limitation on Secured Debt” or any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Ranking

Because DTE Energy is a holding company that conducts substantially all of its operations through subsidiaries, holders of debt securities and guarantees of DTE Energy will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and preferred shareholders, if any. Our subsidiaries, principally DTE Electric and DTE Gas, from time to time incur debt to finance their business activities. Substantially all of the physical properties of DTE Electric and DTE Gas are subject to the liens of their respective mortgage indentures as security for the payment of outstanding mortgage bonds.

Our assets consist primarily of investment in subsidiaries. Our ability to service indebtedness, including any debt securities and guarantees, depends on the earnings of our subsidiaries and the distribution or other payment from subsidiaries of earnings to us in the form of dividends, loans or advances, and repayment of loans and advances from us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make payments to us in order for us to pay our obligations under the debt securities. In addition, existing and future contractual and other legal requirements may limit the ability of our subsidiaries to pay dividends to us.

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, DTE Energy’s obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

DTE Energy’s obligation to pay the principal of, and any premium and interest on, any series of subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent provided in the supplemental indenture relating to the series and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of assets or securities of DTE Energy to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of DTE Energy, the holders of Senior Indebtedness will first be entitled to receive payment in full of the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of DTE Energy being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency of DTE Energy, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of DTE Energy that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of DTE Energy applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Indebtedness” means:

•	indebtedness for borrowed money;

•	obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business);

•	obligations evidenced by notes, bonds, debentures or other similar instruments;

•	obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property;

•	obligations as lessee under leases that have been or should be, in accordance with accounting principles generally accepted in the United States, recorded as capital leases;

•	obligations, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit;

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obligations in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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guarantees of Indebtedness of others, directly or indirectly, or Indebtedness in effect guaranteed directly or indirectly through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor or (4) otherwise to assure a creditor against loss; and

•	Indebtedness described above secured by any Lien (as defined below) on property.

“Senior Indebtedness,” for purposes of subordinated debt securities of each series, means all Indebtedness, whether outstanding on the date of issuance of subordinated debt securities of the applicable series or thereafter created, assumed or incurred, except Indebtedness ranking equally with the subordinated debt securities or Indebtedness ranking junior to the subordinated debt securities. Senior Indebtedness does not include obligations to trade creditors or indebtedness of DTE Energy to its subsidiaries. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Indebtedness ranking equally with the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means any Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities of the applicable series or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to:

•	the subordinated debt securities, and

•	any other Indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking junior to the subordinated debt securities.

Covenants

The indenture contains covenants for the benefit of holders of debt securities of each series. The following covenant will apply to a series of debt securities only to the extent specified in the applicable prospectus supplement.

Limitation on Secured Debt

If this covenant is made applicable to the debt securities of any particular series, we have agreed that we will not create, issue, incur or assume any Secured Debt (as defined below) without the consent of the holders of a majority in principal amount of the outstanding debt securities of all series with respect to which this covenant is made, considered as one class; provided, however, that the foregoing covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if we either:

•	secure all debt securities then outstanding with respect to which this covenant is made equally and ratably with the Secured Debt; or

•

deliver to the trustee bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the debt securities then outstanding with respect to which this covenant is made and meeting certain other requirements in the indenture.

“Debt” means:

•	indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money; and

•	any guaranty by DTE Energy of any such indebtedness of another person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Secured Debt” means Debt created, issued, incurred or assumed by DTE Energy that is secured by a Lien upon any shares of stock of any Significant Subsidiary, as defined in Regulation S-X of the rules and regulations under the Securities Act, whether owned at the date of the initial authentication and delivery of the debt securities of any series or thereafter acquired.

Consolidation, Merger and Sale of Assets

DTE Energy may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to, any person or permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•

if DTE Energy merges into or consolidates with, or transfers its properties and assets as an entirety (or substantially as an entirety) to any person, such person is a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

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any successor person (if not DTE Energy) assumes by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities;

•	no event of default under the indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the indenture has occurred and is continuing after giving effect to the transaction; and

•	certain other conditions are met.

Upon any merger or consolidation described above or conveyance or transfer of the properties and assets of DTE Energy as or substantially as an entirety as described above, the successor person will succeed to DTE Energy’s obligations under the indenture and, except in the case of a lease, the predecessor person will be relieved of such obligations.

The indenture does not prevent or restrict any conveyance or other transfer, or lease, of any part of the properties of DTE Energy which does not constitute the entirety, or substantially the entirety, thereof.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be any of the following events:

(1) failure to pay interest on the debt securities of that series, or any additional amounts payable with respect thereto, for 30 days after payment is due;

(2) failure to pay principal or any premium on the debt securities of that series, or any additional amounts payable with respect thereto, when due;

(3) failure to pay any sinking fund installment or analogous payment when due;

(4) failure to perform, or breach of, any other covenant or warranty or obligation of DTE Energy in the indenture for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the registered owners of at least 25% in principal amount of the debt securities of that series;

(5) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by DTE Energy (including a default with respect to any other series of debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by DTE Energy (or the payment of which is guaranteed by DTE Energy), whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

•	either:

•	such default results from failure to pay any such indebtedness when due and such defaulted payment has not been made, waived or extended within 30 days of such payment default; or

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as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity and such indebtedness shall not have been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and

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the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates to at least $40 million;

(6) certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to DTE Energy; or

(7) any other event of default provided with respect to debt securities of that series.

If an event of default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization specified in the indenture as described in paragraph (6) above, the principal amount and accrued and unpaid interest and any additional amounts payable in respect of the debt securities of that series, or a lesser amount as provided for in the debt securities of that series, will be immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee must transmit to the holders of the debt securities of such series, in the manner set forth in the indenture, notice of the default known to the trustee, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any) or interest or any additional amounts or in the payment of any sinking fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. In addition, in the case of any event of default described in paragraph (4) above, no such notice to holders will be given until at least 30 days after the occurrence of the event of default.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings.

The indenture further provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless that requesting holder has offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The indenture provides that no holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•

the holders of 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•

for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Under the indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event that after notice or lapse of time or both would constitute an event of default.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Exchange, Registration and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

Holders may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for the indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption if the debt securities are issuable only as registered securities; or

•

the day of the first publication of the notice of redemption if the debt securities are issuable as bearer securities, or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any bearer security so selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we specify otherwise in the applicable prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•

as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•

a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

However, if the debt securities of that series are listed on a stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in any required city located outside the United States for those debt securities.

All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon may look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below and under the heading “Book-Entry Securities,” we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form;

•	will not be considered the owners or holders under the indenture relating to those debt securities; and

•	will not be able to transfer or exchange the global debt securities, except in the limited circumstances as described in this prospectus or any supplement.

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the owner’s ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable. The deposited amount must be sufficient to pay the entire amount of principal of, and any premium, interest and additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity or redemption date of the debt securities, as the case may be; provided, however, we have paid all other sums payable under the indenture with respect to the debt securities, and certain other conditions are met.

Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “defeasance;” or

•

with respect to any debt securities, to be released from certain covenant obligations as described in the related prospectus supplement, as may be provided for under Section 301 of the indenture, which we refer to as “covenant defeasance.”

In the case of defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities. The deposit will provide through the scheduled payment of principal and interest in accordance with their terms, money in an amount sufficient to pay the principal of and any premium and interest on (and, to the extent that (1) the debt securities of such series provide for the payment of additional amounts and (2) we may reasonably determine the amount of any such additional amounts at the time of deposit (in the exercise of our sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on their scheduled due dates.

In addition, we can only elect defeasance or covenant defeasance if, among other things:

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no event of default or event that with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of the deposit of funds with the trustee and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of the deposit of funds with the trustee; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

The indenture deems a foreign currency to be any currency, currency unit or composite currency including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

The indenture defines government obligations as securities that are not callable or redeemable at the option of the issuer or issuers and are:

•

direct obligations of the United States or the government or governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, and additional amounts, if any, with respect to, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•

in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

The indenture defines a “conversion event” as the cessation of use of:

•

a foreign currency both by the government of the country or the confederation that issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

DTE Energy and the trustee may generally modify certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification, except that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of principal of, or any premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•

change the place of payment or the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take certain actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment; or

•	modify any of the above provisions or certain provisions regarding the waiver of past defaults or the waiver of certain covenants, with limited exceptions.

In addition, we and the trustee may, without the consent of any holders, modify provisions of the indenture for certain purposes, including, among other things:

•	evidencing the succession of another person to DTE Energy and the assumption by any such successor of the covenants of DTE Energy in the indenture and in the debt securities;

•

adding to the covenants of DTE Energy for the benefit of the holders of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or surrendering any right or power herein conferred upon DTE Energy with respect to the debt securities;

•

adding any additional events of default with respect to the debt securities (and, if such event of default is applicable to less than all series of debt securities, specifying the series to which such event of default is applicable);

•

adding to or changing any provisions of the indenture to provide that bearer debt securities may be registrable, changing or eliminating any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, permitting bearer debt securities to be issued in exchange for registered debt securities, permitting bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitating the issuance of debt securities in uncertificated form provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment of a successor trustee and adding to or changing any of the provisions of the indenture to facilitate the administration of the trusts;

•

curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein, or making or amending any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to maintain the qualification of the indenture under the Trust Indenture Act as the same may be amended from time to time;

•

adding to, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as therein set forth;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form;

•	securing the debt securities;

•	making provisions with respect to conversion or exchange rights of holders of securities of any series;

•

amending or supplementing any provision contained therein or in any supplemental indenture, provided that no such amendment or supplement will adversely affect the interests of the holders of any debt securities then outstanding in any material respect; or

•	modifying, deleting or adding to any of the provisions of the indenture other than as contemplated above.

The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

•	payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time with respect to the debt securities of one or more series by giving written notice thereof to us.

The trustee may also be removed with respect to the debt securities of any series by act of the holders of a majority in principal amount of the then outstanding debt securities of such series.

No resignation or removal of such trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the retiring trustee will be deemed to have resigned.

Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., is the successor trustee under the indenture. In addition to acting as trustee under the indenture and in certain other capacities as described in this prospectus, the trustee and its affiliates may act as trustee under various other indentures, trusts and guarantees of DTE Energy and its affiliates and may act as a lender and provide other banking, trust and investment services for DTE Energy and its affiliates in the ordinary course of business.

The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of DTE Energy, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with DTE Energy and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts that obligate holders to purchase from us, and obligate us to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either our debt securities or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement or other offering materials will not necessarily be complete, and reference will be made for additional information to the purchase contract agreement or unit purchase agreement, as applicable, that we will enter into at the time of issue, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

BOOK-ENTRY SECURITIES

Unless we otherwise specify in the applicable prospectus supplement, the securities, other than our common stock, will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

Portions of the following information concerning DTC and DTC’s book-entry only system have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments, distributions and dividend payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the securities will be printed and delivered to DTC.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

DTE Energy may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

DTE Energy may designate one or more agents to sell the securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If DTE Energy uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. If DTE Energy uses a dealer in the sale, it will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from DTE Energy and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. DTE Energy may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. DTE Energy may elect to list any other class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. DTE Energy cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate-covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities and certain other legal matters will be passed upon for DTE Energy by JoAnn Chávez, Senior Vice President and Chief Legal Officer. Ms. Chávez beneficially owns shares of DTE Energy common stock. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Bracewell LLP, Houston, Texas.

Bracewell LLP has represented, and may in the future continue to represent, us and certain of our affiliates in connection with matters unrelated to the offering of securities described in this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We maintain a web site at http://www.dteenergy.com, that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed):

•

Annual Report on Form  10-K for the year ended December 31, 2024 (including information specifically incorporated by reference into DTE Energy’s Form  10-K from DTE Energy’s definitive Proxy Statement for its 2025 annual meeting of shareholders filed on March 13, 2025;

•	Current Reports on Form 8-K filed February 7, 2025, and February 14, 2025; and

•	Description of DTE Energy common stock on Form 8-B, filed on January 2, 1996.

Each of these documents is available from the SEC’s web site described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Energy Investor Relations at:

DTE Energy Company

Attention: Investor Relations, 1150 WCB

One Energy Plaza

Detroit, Michigan 48226-1221

(313) 235-8030